Exhibit 99.1

For Immediate Release
LCNB CORP. ANNOUNCES PRICING OF
PUBLIC OFFERING OF COMMON STOCK

LEBANON, Ohio (November 1, 2013) — LCNB Corp. (NASDAQ-Capital Market:LCNB) ( “LCNB”), the holding company for LCNB National Bank, announced today that it has priced an underwritten public offering of 1,428,571 shares of its common stock at a price to the public of $17.50 per share. The net proceeds to LCNB from the sale of shares are expected to be approximately $23.4 million after deducting the underwriting discounts and commissions and estimated offering expenses. The closing of the offering is expected to take place on November 6, 2013.
FBR Capital Markets & Co. is acting as the sole book-running manager for the offering. LCNB has granted FBR Capital Markets & Co. a 30-day option to purchase up to an additional 214,286 shares of common stock to cover over-allotments, if any.
This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from the investor relations section of LCNB Corp.’s website at: www.lcnb.com or from the SEC’s website at www.sec.gov. Alternatively, you may obtain a copy of the prospectus supplement and accompanying prospectus by contacting the underwriter at: FBR Capital Markets & Co., Attention: Syndicate Prospectus Department, 1001 Nineteenth Street North, Arlington, Virginia 22209, Telephone: 703-312-9500, Email: prospectuses@fbr.com. Information on LCNB Corp.’s website does not constitute part of nor is any such information incorporated by reference in this communication, the prospectus supplement or the accompanying prospectus.
About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), LCNB is engaged in the commercial banking business. The Bank was founded in 1877. The Bank operates from its main office and 30 branch offices (as well as 37 ATMs) in Montgomery, Warren, Butler, Clinton, Clermont, Hamilton, Fayette, and Ross Counties, Ohio, which are among the most appealing areas from a demographic standpoint in Ohio. Additional information on LCNB may be found on its website: www.lcnb.com.
Safe Harbor Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including, but not limited to: changes in external competitive market factors that might impact results of operations; legislative or regulatory changes or actions; costs and effects of regulatory and

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legal developments; changes in business strategy or an inability to execute strategy due to the occurrence of unanticipated events; our ability to identify potential candidates for, obtain regulatory approval of, and consummate, acquisition or investment transactions; local, regional and national economic conditions and events; changes in the financial performance and/or condition of our borrowers; changes in the level of non-performing and classified assets and charge-offs; changes in estimates of loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in our capital structure resulting from future capital offerings or acquisitions; inflation, interest rate, securities market and monetary fluctuations; our ability to grow, increase market share and control expenses and maintain sufficient liquidity; volatility in the credit and equity markets and its effect on the general economy; our ability to integrate First Capital, Eaton National Bank and Trust and future acquisition targets; our ability to receive timely regulatory approval for the acquisition of Eaton National Bank and Trust; and material differences in the actual financial results of merger and acquisition activities compared with expectations.
These forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond our control. Although the expectations reflected in the forward-looking statements are currently believed to be reasonable, future results, levels of activity, performance or achievements cannot be guaranteed. Accordingly, there can be no assurance that actual results will meet expectations or will not be materially lower than the results contemplated.